AGREEMENT AND GENERAL RELEASE


     THIS AGREEMENT AND GENERAL RELEASE is entered into this 27 day of November, 2002 by and between Ashland Inc., on behalf of itself, its officers, directors, shareholders, employees and agents (in their individual and representative capacities), and each of them, jointly and severally (collectively referred to as "Ashland" or the "Company"); and Paul W. Chellgren, on behalf of himself and his heirs, executors, guardians, administrators, successors and assigns, and each of them, jointly and severally (herein singularly and collectively called "Mr. Chellgren" or the "Employee"), who agree to be bound by all of the terms and conditions hereof.

     WHEREAS, Employee has been employed by the Company from July 29, 1974 to the present; and

     WHEREAS, Employee and the Company desire to settle fully and finally all matters between them, including, but in no way limited to, any issues that might arise out of Employee's employment with and retirement from the Company;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, Employee and the Company agree as follows:

     1. This Agreement and General Release (the "Agreement") shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Employee or any other person, or that Employee has any rights whatsoever against the Company, and the Company specifically disclaims any liability to or wrongful acts against Employee or any other person, on the part of itself, its officers, directors, shareholders, employees or agents.

     2. Employee represents, understands, and agrees that in accordance with the terms of the Letter Agreement executed by Employee on November 6, 2002, the terms and conditions of which are incorporated herein by reference, Employee stepped down from his position as Chief Executive Officer on September 30, 2002, and will step down from his position as Chairman of the Board of Directors of Ashland Inc. and as a director of Ashland Inc., effective November 15, 2002. His employment will terminate on November 15, 2002 ("Termination Date"), and he will be eligible to retire from the Company on December 1, 2002 ("Retirement Date").

     3. Employee represents that he has not filed any complaints or charges or lawsuits against the Company with any governmental agency or any court concerning any matter subject to the release he is providing under paragraph (15) of this Agreement, and that he will not do so at any time hereafter; provided, however, this shall not limit Employee from filing a lawsuit for the sole purpose of enforcing Employee's rights under this Agreement, or for the purposes of enforcing rights under the ADEA, as described further herein.

                                                        Employee Initials:/s/PWC
                                                                     Page 1

     4. In order to assist Employee in the transition into other endeavors, and as mutual consideration for the covenants expressed herein, the Company will provide Employee with the Benefits more fully described in Attachment I (Summary of Benefits), which is hereby incorporated by reference.

     5. Employee understands and agrees that the consideration described above is more than Employee would otherwise be entitled to under the Company's existing policies and any current agreement with Employee.

     6. Employee understands and agrees that, effective as of his Termination Date, he is no longer authorized to incur any expenses or obligations or liabilities on behalf of the Company. However, Ashland may, during the two-year period immediately following his retirement ("Consulting Period"), request Employee perform services of the nature and type he performed during his service with Ashland, and Employee will be responsive on a reasonable basis to the requests of Ashland; provided however, that any request to perform services in excess of six (6) days during any one calendar month shall by mutual agreement only. For each day during the Consulting Period in which services are provided under this paragraph (6), Employee shall be compensated at a rate of an additional Two Thousand Dollars ($2,000) per day, minus all applicable withholdings. Ashland will reimburse Employee for his reasonable expenses related to the performance of the services requested hereunder. Use of Company property, equipment or aircraft in connection with the performance of such services must be expressly authorized in advance by the Company's Chief Executive Officer or the CEO's designee.

     7. As of his Termination Date, Employee will return to the Company all Company Information, as defined below, and related reports, maps, files, memoranda, and records; credit cards, cardkey passes; door and file keys; computer access codes; software; and other physical or personal property which Employee received or prepared or helped prepare in connection with his employment. Employee has not retained and will not retain any copies, duplicates, reproductions, or excerpts thereof. The term "Company Information" as used in this Agreement means (a) confidential information including, without limitation, information received from third parties under confidential conditions; and (b) technical, business, financial or other information, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Company, and/or detrimental to its business reputation or good will.

     8. Employee agrees that during the course of his employment with the Company he has acquired Company Information as defined in paragraph (7). Employee understands and agrees that such Company Information is the property of the Company and has been disclosed to Employee in confidence and for Company use only. Employee understands and agrees that he (i) will keep such Company Information confidential at all times during and after his employment with the Company, (ii) will not disclose or communicate Company Information to any third party, and (iii) will not make use of Company Information on Employee's own behalf, or on behalf of any third party. In view of the nature of Employee's employment and the nature of Company

                                                        Employee Initials:/s/PWC
                                                                     Page 2

Information   which  Employee  has  received   during  the  course  of  his
employment, Employee agrees that any unauthorized disclosure to third parties of Company Information or other violation, or threatened violation, of this Agreement would cause irreparable damage to the trade secret status of Company Information and to the Company. When Company Information becomes generally available to the public other than by Employee's acts or omissions, it is no longer subject to these restrictions. However, Company Information shall not be deemed to come under this exception merely because it is embraced by more general information that is or becomes generally available to the public. It is understood that, if requested by Employee, the Company may review and approve the Employee's resume to assure there is no violation of this paragraph (8), which approval shall not be unreasonably withheld.

     9. From the effective date of this Agreement, through December 31, 2005 (the "Non-compete Period"), Employee shall not, without Ashland's prior written consent, which shall not be unreasonably withheld, accept a directorship or employment with, engage in consulting for or otherwise render services for, make investments in, or otherwise engage in any other business activity with, any corporation, partnership, firm or other form of business enterprise which directly competes, both as to the type of activity and geographical location, with any substantial business of the Company. However, Employee's ownership, directly or indirectly, of issued and outstanding stock or debt obligations of any corporation, which are regularly traded on a national securities exchange or in the over-the-counter market, shall not be deemed to be a violation of this Agreement so long as such ownership does not, directly or indirectly, permit Employee to control the business and affairs of such corporation. Employee further agrees that for the Non-compete Period, Employee will not interfere with or disrupt the relationship, contractual or otherwise, with respect to the business or employment relationship between the Company or its successors and any other party, including other employees of the Company or its successors. Employee agrees that these restrictions are reasonable, and that they do not unreasonably preclude Employee from being gainfully employed. Notwithstanding, Employee shall also be subject to the non-compete provisions of paragraph 4.04 of Ashland's Supplemental Early Retirement Plan.

     10. This Agreement shall  immediately and  automatically  terminate if
(a) Employee breaches the confidentiality provisions of paragraph (8) above, (b) Employee engages in competitive activity as set forth in paragraph (9) above, or (c) Employee takes any other action inconsistent with this Agreement. In the case of such termination of this Agreement, the Company may cease further payments and benefits to Employee, and may recoup previous amounts paid to Employee, and other damages, under this Agreement. The covenants, agreements and releases set forth in paragraphs (8), (9),
(15), (16) and (17) shall survive the term of this Agreement.

     11. Employee acknowledges and agrees that the remedy of the Company at law for any breach of the covenants and agreements of paragraphs (8) and
(9) of this Agreement will be inadequate, and that the Company will be entitled to injunctive relief against any such breach or any threatened, imminent, probable or possible breach.

                                                        Employee Initials:/s/PWC
                                                                     Page 3

     12. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

     13. Employee represents and agrees that he will keep the terms of this Agreement completely confidential, and that he will not hereafter disclose any information concerning this Agreement to anyone except his immediate family, financial advisor and attorney; provided, they agree to keep said information confidential and not disclose it to others.

     14. Employee represents and agrees that he has carefully read and fully understands all of the provisions of this Agreement, that he is voluntarily entering into this Agreement, and that he has had sufficient time before signing this Agreement to consult with legal counsel concerning its content and effect. Employee understands that it is his decision whether to consult with legal counsel, and if he elects to sign this document without first consulting legal counsel, it will have been as a result of his voluntary choice.

     15. As a material inducement to the Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges Company and each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates, and all persons acting by, through, under, or in concert with any of them (collectively "Releasees"), jointly and individually, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, including, but not limited to, any claims of wrongful discharge or any other claim related to Employee's employment or to acts or omissions of the Company involving Employee or of rights under federal, state, or local laws prohibiting age or other forms of discrimination, claims growing out of any legal restrictions on Company's right to terminate its employees, claims based on express or implied contract, claims arising in tort, including claims for fraud or misrepresentation, and claims arising out of any actions or events occurring before the date of Employee's execution of this Release against each or any of the Releasees. Examples of such federal, state, or local law, rule, or regulation regarding discrimination include, but are not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., or the Workers' Adjustment and Retraining Notification (WARN) Act, 29 U.S.C. Section 2101 et seq. These examples shall not limit the scope of this Release. This Release is intended to be a broad release and shall apply to any relief, no matter how denominated, including, but not limited to, claims for future employment, rights or causes of action for wages, backpay, front pay, compensatory damages, or punitive damages. Employee also agrees that he will not file such claim and Employee hereby agrees to indemnify and hold Releasees harmless from any such claim. In addition,

                                                        Employee Initials:/s/PWC
                                                                     Page 4

Employee agrees to waive the right to receive any recovery under any charge, claim or lawsuit filed on Employee's behalf. Notwithstanding anything to the contrary in this paragraph (15), Employee does not release any claim he may have under any employee benefit plan in which he was a participant during his employment with the Company for the payment of a benefit thereunder to which he would be entitled in accordance with its terms in the ordinary course of the administration of the Plan. Further, Employee does not release any rights of indemnification as provided under the Company's By-laws or policies, except as provided in paragraph (16) below.

     16. Employee also agrees to indemnify the Company from any and all costs and expenses (including but not limited to payment of attorneys fees), and to hold the Company harmless against any liabilities (including but not limited to judgments, fines, penalties, and reasonable settlements (provided that prior to settlement, Employee will be given notice and opportunity to comment on the proposed settlement)), that may be paid by or imposed against the Company in connection with or resulting from any pending, threatened, or completed claim, action, suit or proceeding
(including any appeal relating thereto), arising from the Employee's personal relationship with a fellow employee during his tenure with the Company, in violation of the Company's human resources policies. Provided, that this indemnification agreement shall not apply to any obligations specifically undertaken by the Company with respect to said fellow employee under the terms of the Amended Separation Agreement and General Release executed by and between the Company and said fellow employee. And further, that this indemnification agreement shall not apply to any liability imposed against the Company for its own acts or omissions separate and independent of the acts and omissions of Employee, if the Employee can demonstrate that the Company, by its own acts or omissions separate and independent of the acts and omissions of Employee, did not act in good faith and in a manner the Company reasonably believed at the time to be in the best interests of Employee and/or the Company. In connection with the agreements contained in this paragraph (16) Employee further specifically agrees to waive any right to indemnification from the Company that might otherwise exist for such claims made against him in his individual or representative capacity under Article IX of the Company's By-Laws or its Articles of Incorporation or otherwise, or by operation of the Kentucky Business Corporation Act, Chapter 271B of the Kentucky Revised Statutes, including, but not limited to those rights provided under KRS ss. 271B.8-520 and KRS 271B.8-560. Employee further agrees that he will not assert any rights or make any claims under the Company's D&O Policy relating to such claims, and waives the right to any reimbursement for such claims thereunder.

     17. As a further material inducement to the Company to enter into this Agreement, Employee hereby agrees to indemnify and hold each and all of the Releasees harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys' fees incurred by Releasees, or any of them, arising out of any breach of this Agreement by Employee, including costs and expenses incurred to enforce this Agreement, or the fact that any representation made herein by Employee was false when made, except that this provision shall not apply to any alleged breach due to a challenge of the validity of the ADEA waiver contained herein.

                                                        Employee Initials:/s/PWC
                                                                     Page 5

     18. Employee understands and agrees that Employee has been given through November 27, 2002 (the "Review Period"), which is at least twenty-one (21) days, to review and consider the General Release contained in this Agreement. Employee understands that Employee may use as much or as little of the Review Period as Employee wishes to prior to reaching a decision regarding the signing of this Agreement. However, Employee acknowledges that under no circumstances may Employee sign and date this Agreement Release prior to his Termination Date. Accordingly, Employee understands that if Employee does not sign, date, and return this Agreement during that portion of the Review Period falling after Employee's Termination Date and prior to the expiration of the Review Period, the Agreement and General Release will not be valid and Employee will not receive the special severance benefits under the terms of this special severance offer.

     19. In accordance with federal law, Employee may revoke this Agreement and the General Release contained herein at any time within seven (7) calendar days of the date of execution noted below. To be effective, the revocation must be in writing and delivered to David L. Hausrath, Vice President and General Counsel, 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012, either by hand or mail within a seven (7) day period following Employee's execution of this Agreement. If delivered by mail, the rescission must be:

         1.       Postmarked within the seven (7) day period;
         2.       Properly addressed as noted above; and
         3.       Sent by Certified Mail, Return Receipt Requested.

     This Agreement shall not become effective or enforceable until this 7-day revocation period has expired.

     20. This Agreement constitutes the full, complete, and entire agreement between the parties and supercedes all prior agreements between the parties and Employee's signature indicates that he has not relied upon any statements or representations or other matters from the Company, its agents, officers, or employees. Any future alteration, modification, or waiver, to be binding on the parties, must be reduced to writing and attached hereto.

     21. Upon execution by both parties, this Agreement shall terminate all prior employment and severance agreements between the Employee and the Company and its divisions or subsidiaries, with the exception of those prior agreements specifically incorporated herein by reference.

     22. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     23. It is agreed that this Agreement and Release shall be interpreted in accordance with the laws of the Commonwealth of Kentucky.

                                                        Employee Initials:/s/PWC
                                                                     Page 6

                              IMPORTANT NOTICE

     BY SIGNING THIS AGREEMENT, YOU, PAUL W. CHELLGREN, AFFIRM THAT YOU HAVE READ AND UNDERSTAND THIS AGREEMENT; THAT YOU HAVE HAD A MINIMUM OF TWENTY-ONE (21) DAYS TO CONSIDER THE AGREEMENT AND USED AS MUCH OF THIS 21-DAY PERIOD AS YOU WISHED PRIOR TO SIGNING; THAT YOU HAVE NOT SIGNED AND DATED THIS AGREEMENT BEFORE YOUR TERMINATION DATE; THAT YOU UNDERSTAND FULLY ITS FINAL AND BINDING EFFECT; THAT THE ONLY PROMISES MADE TO INDUCE YOU TO SIGN THIS AGREEMENT ARE THOSE STATED HEREIN AND THAT YOU ARE SIGNING THIS AGREEMENT VOLUNTARILY WITH THE FULL INTENT OF RELEASING THE COMPANY AND ALL ASSOCIATED ENTITIES AND INDIVIDUALS FROM ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, RELATING TO OR ARISING OUT OF YOUR EMPLOYMENT WITH ASHLAND; THAT YOU HAVE BEEN ADVISED THAT IT IS IN YOUR BEST INTEREST TO HAVE AN ATTORNEY, HIRED BY YOU, LOOK AT THE AGREEMENT AND GIVE YOU ADVICE ABOUT IT; THAT YOU WERE GIVEN A CHANCE TO REFUSE TO SIGN THIS AGREEMENT; AND THAT YOU ARE AWARE THAT YOU HAVE AN ADDITIONAL SEVEN (7) DAYS IN WHICH TO REVOKE YOUR ACCEPTANCE OF THIS AGREEMENT.



                                    ASHLAND INC.


/s/ Paul W. Chellgren              By:  _________________________
PAUL W. CHELLGREN

November 27, 2002                  Title: ________________________
Date of Execution
(Do Not Sign Prior To TERMINATION Date)



                                                     Employee Initials:/s/PWC

Name:  PAUL W. CHELLGREN
Date of Presentation: NOVEMBER 6, 2002

Attachment 1

                            RETIREMENT ELIGIBLE
                        SUMMARY OF EMPLOYEE BENEFITS
                        AND MISCELLANEOUS PROVISIONS


On November 15, 2002 (your "Termination Date"), your employment with the Company will end. You will then be eligible to retire on December 1, 2002 (your "Retirement Date").

AGREEMENT AND GENERAL RELEASE

Program benefits will not begin until you have executed the Agreement and Release and it becomes valid. If you do not execute the Agreement and Release, you will not receive the special benefits provided hereunder, and will receive only those benefits ordinarily available to employees in payroll classifications similar to the one you are in at the time your employment terminates.

In general, except as permitted by law, or your eligibility to elect to retire and obtain retiree benefits, you cannot continue participation in any employee benefit plan following your Termination Date. If you were enrolled in a group health plan, you may be able to continue coverage by making what is called a COBRA election. You cannot elect to have any premiums you may have to pay for COBRA coverage deducted from your lump sum severance payment.

The following summarize selected terms and conditions from some of the employee benefit plans in which you may have participated. The actual terms of these plans are in their plan documents. You should refer to the relevant summary plan description for more information on a particular plan and the effect that your severance has with regard to that plan.

PENSION PLAN

Your rights under the Pension Plan will be determined based on your age, years of plan participation, and final average salary on your Termination Date. You will be eligible for an immediate pension benefit commencing as of the first day of the month coincident with or next following your Termination Date if either of the following applies: on your Termination Date you are at least age 55; or on your Termination Date the sum of your age and years of continuous service is at least 80.

                                                        Employee Initials:/s/PWC
                                                                     Page 8

MEDICAL AND DENTAL


If you are at least age 55 or the sum of your age and years of continuous service is at least 80, and you have 5 years of service on your Termination Date, you may be eligible for retiree coverage under the Medical Plan and the Dental Plan. Dental coverage during retirement is only available if you were covered by the plan on your Termination Date. Your dental coverage during retirement also must end on the last day of the month in which you attain age 65. Medical coverage during retirement is generally only available if you were covered by the plan on your Termination Date. The exceptions to this general rule are described in the summary plan description.

If you elect retiree coverage, your retiree contributions would be determined using your service to your Termination Date.

Although you may be eligible to elect retiree coverage, federal law requires that COBRA continuation coverage also be offered for the plan or plans in which you were covered. If the amount you have to pay for retiree coverage is greater than what you paid for the same coverage as an active employee, you can choose to elect the COBRA continuation coverage instead of the retiree coverage. If enrolled in the Medical or Dental Plan on the Termination Date, you will be eligible for COBRA continuation coverage under these plans for 12 months, at the same contribution rates that apply to regular, active employees. To be eligible for this, though, you must first make a timely election of COBRA coverage. You make a timely election by completing and filing the COBRA election form that will be sent to you by the Employee Benefits Department. The form will have instructions explaining how to complete it and where to file it. At the end of this 12-month coverage period, you will be eligible for continued COBRA coverage for up to 6 additional months but you must pay the full COBRA costs (both Company and employee contributions, plus 2%) for your coverage. Your first payment for your medical and dental contributions must be made by personal check mailed to the Company's Employee Benefits Department at the following address:

                  Employee Benefits Department
                  Ashland Inc.
                  P. O. Box 14000
                  Lexington, KY  40512

That first payment is due on the first day of the 13th month, with a 30-day grace period for a late payment. If you do not make the required payment by the end of the grace period, the coverage is retroactively terminated to the first day of the said 13th month, without the ability to reinstate the coverage. You will not be billed for the COBRA coverage. Paying for the coverage is your responsibility.

After the Employee Benefits Department receives your first check, you will receive information on where future checks should be mailed. For further details please consult


                                                        Employee Initials:/s/PWC
                                                                     Page 9
the relevant summary plan description or call the Employee Benefits Department at (800) 782-4669.

LIFE INSURANCE

If you are at least age 55 or the sum of your age and years of continuous service is at least 80, you have 5 years of service, and you had plan coverage on your Termination Date, you will be eligible for company-paid retiree life coverage equal to $10,000. Contributory coverage, spouse coverage, dependent child coverage and accidental death and dismemberment coverage end at your Termination Date.

REIMBURSABLE ACCOUNTS PLAN

Any amount you have remaining in the Dependent Day Care Account and/or the Health Care Account is available to reimburse you for covered services incurred before the end of the month in which your Termination Date occurs. Claims for services performed after that time are not eligible for reimbursement. Claims for reimbursement must be filed by June 30 in the calendar year following your Termination Date. Any amounts in your accounts that are not used will be forfeited according to IRS rules. You will be eligible to elect COBRA continuation coverage for your Health Care Account. Ashland's Employee Benefits Department will provide you with a summary of your COBRA rights that will tell you how to elect to continue coverage under the Health Care Account. You may only elect to continue coverage through the end of the calendar year that contains your Termination Date.

SAVINGS PLAN

Upon your Termination Date, you have a number of withdrawal options. If you have an unpaid loan, you may continue to make monthly payments after your Termination Date. Fidelity will send you payment instructions approximately 4 weeks following your Termination Date. To receive Savings Plan information, call Fidelity Investments at (800) 827-4526. You may also access Savings Plan information on the internet by clicking "Access My Account" under NetBenefits at www.401k .com.

LESOP

Upon your Termination Date, you may elect to receive a distribution of your entire account in cash or shares (if your spouse consents) or you may elect to transfer 50% of your account to the Pension Plan and receive the remaining 50% in shares. If there are fewer than 100 shares in your account after the transfer, then you may elect to have them distributed in cash. LESOP distributions are usually made 3 to 4 weeks from the Friday that the Employee Benefits Department processes your withdrawal form.

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LONG  TERM  DISABILITY;   VOLUNTARY  ACCIDENTAL  DEATH  AND  DISMEMBERMENT;
OCCUPATIONAL ACCIDENTAL DEATH AND DISMEMBERMENT; TRAVEL ACCIDENT INSURANCE AND ADOPTION ASSISTANCE PROGRAM


Your eligibility for coverage for all the benefits identified in the above title of this section ends on your Termination Date.

VISION COST ASSISTANCE PLAN

If you are enrolled for this coverage, it will end on your Termination Date, although you may be able to elect COBRA continuation of coverage at that time. Ashland's Employee Benefits Department will provide you with a summary of your COBRA rights that will tell you how to elect to continue coverage.

LEGAL PLAN

If you were enrolled for the Legal Plan, your participation ends on your Termination Date. You may be eligible for coverage for covered legal matters that are not completed as of your Termination Date. Consult your summary plan description for details.

GROUP AUTO AND HOMEOWNERS INSURANCE; LONG TERM CARE

You may continue any coverage you had in the group auto and homeowners insurance and the long term care insurance beyond your Termination Date on the same basis as any other former employee. Continuing that coverage, though, is strictly between you and the applicable insurance company that provides the coverage.

GROUP FINANCIAL SERVICES

If you are enrolled for the group financial services at the time of your Termination Date, you may continue them for the remainder of the calendar year if you make appropriate arrangements with the provider to make any required payments then remaining for the services.

                            MISCELLANEOUS PROVISIONS
UNUSED VACATION/SICK PAY

You will be paid for any unused earned and accrued vacation based on the amount of earned vacation for calendar year 2002 that remains unused as of your Termination Date. You will also be paid for 2003 vacation accrued due to accelerated vesting through your Termination Date. You will not be paid for any unused sick pay.

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CREDIT UNION

If you are a member of the Credit Union at the time of your Termination Date, you will be able to participate in the Credit Union after your Termination Date. You will need to contact them directly to discuss handling of credit union business.

SERVICE AWARDS

If on your Termination Date you are within 6 months of the date on which you would have received a Service Award, the Service Award will be provided to you on your regularly scheduled date.

MATCHING GIFTS

You will continue to be eligible to participate in the Matching Gifts Program following your retirement, under the terms and conditions of the program.

UNEMPLOYMENT COMPENSATION

Whether you are eligible to receive unemployment compensation is controlled by state laws. If you decide to file for unemployment compensation, the Company is obligated to inform the state's unemployment commission of the nature of your termination.

EXPENSES

If you have incurred any expenses that are reimbursable by the Company, you should submit an Expense Report, along with required receipts immediately.

EMPLOYEE ASSISTANCE PROGRAM

Family Enterprises, Inc. will continue to be available for personal counseling for up to 12 months following your Termination Date, should you have the need. This service can be contacted by calling (800) 522-6330.

FUTURE CORRESPONDENCE

Any future information from the Company will be sent to the address you currently have on file (i.e. employee benefit information, W-2's, etc.). Should your address change in the near future you should contact Corporate Human Resources at (800) 782-4669.


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                        IMPORTANT NOTE ABOUT THIS SUMMARY

DETAILS ON THE BENEFITS FROM THE EMPLOYEE BENEFIT PLANS DISCUSSED ABOVE ARE PROVIDED IN THE SUMMARY PLAN DESCRIPTION BOOKLET FOR EACH PLAN. IN ALL EVENTS, THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND ALL COVERED EMPLOYEES, BENEFICIARIES OR OTHER CLAIMANTS ARE GOVERNED SOLELY BY THE TERMS OF THE OFFICIAL DOCUMENTS UNDER WHICH EACH PARTICULAR PLAN, POLICY OR PROGRAM IS OPERATED.

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                                ASHLAND INC.
                 ADDENDUM TO RETIREMENT ELIGIBLE SUMMARY OF
               EMPLOYEE BENEFITS AND MISCELLANEOUS PROVISIONS


STOCK OPTIONS

Any unvested Ashland Inc. stock options shall immediately vest, and all vested options may be exercised for the remaining term of the options.

INCENTIVE COMPENSATION

You will be eligible to earn incentive compensation under the Ashland Inc. Incentive Compensation Plan through your Termination Date. If and when payments are made, you shall receive payment in cash of any amount due under Ashland's FY 2002 incentive compensation bonus based on Ashland's performance through the fiscal year and your current individual performance rating. If and when payments are made under Ashland's FY 2003 Incentive Compensation Plan, you shall receive a pro-rata payment in cash under this plan calculated using your Termination Date, Ashland's performance through fiscal year 2003 and your current individual performance rating. Provided, however, that this pro-rata payment shall not be considered when calculating your SERP benefit hereunder.

PUP/LTIP

If and when payments are made to participants generally, you shall receive payment in cash of One Hundred Sixty-four Thousand, One Hundred Thirteen Dollars and Eighteen Cents ($164,113.18) minus applicable withholdings for employment taxes and deferred compensation elections, as payment under Ashland's Performance Unit Plan for the 1999-2002 cycle. You will also receive a pro rata portion of any payment, if and when made, under the Long Term Incentive Plan for the 2001-2003 cycle and the 2002-2004 cycle. Payments shall be pro-rated through your Termination Date, and based on actual Ashland Inc. measures (as specified in the plans and your awards under the plans) through the entire three or four-year plan cycles (including adjustments for unusual items).

Deferred Compensation

Upon your Termination Date, you shall receive distribution of your "DCP" account(s) in accordance with your DCP election(s). Any changes regarding the distribution of your DCP account(s) must be made by September 30, 2002.

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Financial Planning

You shall be reimbursed for eligible financial planning expenses, including eligible expenses for services provided by AYCO, incurred through the end of calendar year 2004.

Executive Physicals

You shall be eligible for an Executive Physical during calendar years 2003 and 2004.

OFFICE EQUIPMENT AND FURNISHINGS

On your Release Date, the Company will transfer the ownership of certain office furnishings and equipment, as approved in advance by Richard P. Thomas, Vice-President and Corporate Secretary, to you. In lieu of providing certain software that may be non-transferable due to licensing agreements, the Company may agree to purchase replacement software specifically for your use. The fair market value of any furnishings, equipment and/or related materials provided to you under this paragraph will be reported as income to you by the Company.

OFFICE SPACE AND Administrative ASSISTANCE

During the first twelve (12) months following your Termination Date, the Company will pay the costs of office space for your professional use at the Toebben Building, located at 541 Buttermilk Pike, Suite 207, Crescent Springs, Kentucky, or at some other mutually agreeable location. The Company will also provide you with reimbursement for your reasonable office expenses, and administrative assistance during this period. To the extent mutually agreeable, your current administrative assistant will be permitted to report to you at your new office location, while remaining a regular full-time employee of the Company. In the event either you or the Company wish to discontinue this reporting arrangement at any time during this twelve (12) month period, the Company agrees that in lieu of providing you with an administrative assistant, it will provide you with up to $2,500 per month for the remainder of this period for your use in securing alternative administrative support services. Any extension of this agreement or reimbursement for such expenses beyond this initial twelve (12) month period must be approved by the Company in advance.

Pension Plan, Non-qualified Pension Plan and SERP

If eligible, you shall receive benefits under these plans as if you remained actively employed up through the earlier of your death or your Termination Date. For purposes of determining your benefits under the Pension Plan or, if approved, the Non-qualified Pension Plan, your compensation history will be determined as of your Termination Date. For purposes of determining your benefits under the SERP, if approved, your compensation history will be determined using the 60-month period ending on September 30, 2002.

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